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                                                                   EXHIBIT 10.4

           AGREEMENT EVIDENCING A GRANT OF NON-QUALIFIED STOCK OPTION

         This Agreement (the "Agreement") is made as of September 20, 2000 the ("Grant Date"), between U.S. Interactive, Inc., a Delaware corporation (the "Company"), and William C. Jennings ("Grantee").

         1. Grant of Option. In connection with Grantee's employment with the Company as described in the Employment Agreement, dated as of September 8, 2000, by and between the Company and Grantee (the "Employment Agreement"), the Company hereby grants to Grantee, as of this date, an option to purchase an aggregate of Five Hundred Thousand (500,000) shares (the "Option Shares") of the Common Stock of the Company (the "Common Stock") at a price per share and in the manner hereinafter provided.

         2. Exercise of Option. Subject to the termination of the Option as provided herein, the Option may be exercised, to the extent vested, by written notice to the Company at any time and from time to time thereafter. The Option exercise price is $2.66 per share. This Option may not be exercised for a fraction of a share of Common Stock. This Option shall vest in installments as follows:

                  (a) with respect to options for 145,800 shares of Common Stock, upon execution of this Agreement;

                  (b) with respect to options for 104,200 shares of Common Stock, in equal monthly installments beginning September 30, 2000 and on the 30th day of each subsequent calendar month (each a "vesting date") through June 30, 2001; and

                  (c) with respect to options for 250,000 shares of Common Stock, in equal monthly installments beginning July 1, 2001, 23 equal monthly of 10,416 and a final installment of 10,432, if and for so long as Grantee is Chief Executive Officer of the Company or a member of the Board; provided, however, if on or after June 30, 2001, the Company requests Grantee to become the Chairman of the Board, and Grantee declines to become Chairman of the Board, any unvested options under this Section 2(c) shall become null and void and shall terminate;

Notwithstanding the foregoing, upon a Change in Control,

                                 (1) that occurs on or before December 31, 2000,
                  the balance of the options referenced above in Section 2(b) shall become fully vested and nonforfeitable under the Stock Option Agreement, all restrictions (except for restrictions required by law), if any, thereon shall lapse, and the Executive shall thereupon be entitled to exercise any or all such options in accordance with this terms of the Stock Option Agreement;

                                 (2) involving any transaction under
                  consideration as of the date hereof that occurs on or before March 1, 2001, the balance of the options referenced above in
                  Section 2(b) shall become fully vested and nonforfeitable under the Stock Option Agreement, all restrictions (except for restrictions required by law), if any, thereon shall lapse, and Grantee shall thereupon be entitled to exercise any or all such options in accordance with the terms of this Agreement; and

                                 (3) other than as set forth as set forth in the
                  foregoing Sections (1) and (2), all options granted under the Stock Option Agreement shall become fully vested and nonforfeitable, all restrictions (except for restrictions required by law), if any, thereon shall lapse, and Grantee shall thereupon be entitled to exercise any or all such options in accordance with the terms of this Stock Option Agreement.

                  3. Expiration and Termination. This Option shall not be exercisable in any event after the tenth anniversary of the Grant Date. Except as otherwise provided herein, upon termination of Grantee's employment (for any reason, including death or Disability (as such term is defined in the Employment Agreement), all Options or portions thereof that are not vested and exercisable on the date of such termination shall expire and be forfeited as of such date and all vested options shall expire to the extent not theretofore exercised at the end of the third month (one year in the event of Grantee's death or Disability) following the date of termination. In the event of a termination of Grantee's employment for "Cause," as defined in the Employment Agreement, or as a result of a voluntary termination by Grantee, all unexercised Options, whether or not vested, shall terminate immediately upon the earlier to occur of the date Grantee receives or delivers notice of termination or the actual date of termination.
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                  4. Conditions to Exercise. This Option may not be exercised by
Grantee unless the following conditions are met:

                         (a) Legal counsel for the Company must be satisfied at
the time of exercise that the issuance of Option Shares upon exercise will be in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable United States federal, state and local laws and foreign laws.

                         (b) Grantee must pay at the time of exercise the full
purchase price for the shares of Common Stock being acquired hereunder (i) in cash or by certified check, (ii) by delivery of shares of Common Stock already owned by Grantee valued at the Fair Market Value (as such term is defined in the Company's Amended and Restated 1998 Incentive Stock Option Plan) of the Common Stock on the date of exercise, or (iii) by "cashless exercise" in the same manner as provided in the Company's 1998 Incentive Stock Option Plan. Grantee shall also remit to the Company the appropriate withholding taxes due upon exercise, in cash or in such other manner as approved in advance by the Company's Board of Directors.

                         (c) Grantee shall be employed by the Company, except as
otherwise provided herein or in the Employment Agreement.

                         (d) Grantee shall have fully complied with such further
conditions to exercise as the Company's Board of Directors, in its sole discretion, shall deem necessary or desirable to fully comply with all federal and applicable state securities and tax laws relating to the exercise of the Option.

         5. Transferability. This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, except by will or the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Grantee hereunder) and is exercisable during Grantee's lifetime only by Grantee. If Grantee or anyone claiming under or through Grantee attempts to violate this Section 5, such attempted violation shall be null and void and without effect, and the Company's obligation hereunder shall terminate. If at the time of Grantee's death this Option has not been fully exercised, Grantee's estate or any person who acquires the right to exercise this Option by bequest or inheritance or by reason of Grantee's death may, at any time within one year after the date of Grantee's death (but in no event after the expiration of ten years from the date of Grant), exercise this Option with respect to the number of shares, determined under Section 2 above, as to which Grantee could have exercised this Option at the time of Grantee's death.

         6. No Rights as Stockholder. Unless and until a certificate or certificates representing such shares of Common Stock shall have been issued to Grantee, Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of the Option.

         7. Investment Representation. Grantee hereby acknowledges that the shares of Common Stock which Grantee may acquire by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, have not been registered under the Securities Act or any applicable state law, are restricted securities within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the Securities Act, and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws shall have been perfected. Grantee also agrees that the shares of Common Stock which Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

         8. Notices. Any notice hereunder to the Company shall be addressed to the Company, Attention: Secretary, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by nationally recognized overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

         9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

         10. Governing Law. The validity, construction, interpretation, administration and effect of the Option shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

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         IN WITNESS WHEREOF, the Company and Grantee have executed this
Agreement as of the date first above written.


                                             U. S. INTERACTIVE, INC.



                                             By: /s/ Eric Pulier
                                             ----------------------------------
                                             Eric Pulier, Chairman





                                             /s/ William C. Jennings
                                             ----------------------------------
                                             WILLIAM C. JENNINGS